Exhibit 5.1

250 Vesey Street • New York, New York 10281.1047

TELEPHONE: +1.212.326.3939 • FACSIMILE: +1.212.755.7306

November 8, 2023

Westinghouse Air Brake Technologies Corporation
30 Isabella Street
Pittsburgh, Pennsylvania 15212

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Westinghouse Air Brake Technologies Corporation, a Delaware corporation (the “Company”), the guarantors listed on Annex A hereto (each, a “Covered Guarantor” and collectively, the “Covered Guarantors”) and the guarantor listed on Annex B hereto (the “Non-Covered Guarantor,” and, collectively with the Covered Guarantors, the “Guarantors”) in connection with the authorization of the possible issuance and sale from time to time, on a delayed basis, by the Company and the Guarantors, as applicable, of an indeterminate amount of: (i) debt securities of the Company, which may be either senior debt securities (the “Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), in one or more series, certain of which may be convertible into or exchangeable for Common Stock (as defined below); (ii) guarantees of the Company’s obligations under the Debt Securities by the Guarantors (the “Guarantees”); (iii) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”); (iv) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), in one or more series, certain of which may be convertible into or exchangeable for Common Stock; (v) warrants to purchase Common Stock, Preferred Stock, Debt Securities, rights or other securities of the Company (the “Warrants”); (vi) depositary shares of the Company representing fractional interests in Preferred Stock or Debt Securities (the “Depositary Shares”); and (vii) contracts to purchase Common Stock or other securities at a future date (the “Purchase Contracts”), (viii) units consisting of one or more of the securities described in clauses (i) through (vii) above (the “Units”), in each case, as contemplated by the Company’s Registration Statement on Form S-3 to which this opinion is an exhibit (as the same may be amended from time to time, the “Registration Statement”). The Debt Securities, the Guarantees, the Common Stock, the Preferred Stock, the Warrants, the Depositary Shares, the Purchase Contracts and the Units are collectively referred to herein as the “Securities.” The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).

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Westinghouse Air Brake Technologies Corporation

November 8, 2023

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.	The Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee or subcommittee thereof) may determine, will constitute valid and binding obligations of the Company.

2.	Upon the execution, authentication, issuance, sale and delivery of the Debt Securities against payment of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, the Guarantees of such Debt Securities will constitute valid and binding obligations of the Guarantors.

3.	The Common Stock, upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company’s Board of Directors (or an authorized committee or subcommittee thereof) may determine, will be validly issued, fully paid and nonassessable.

4.	The Preferred Stock, upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company’s Board of Directors (or an authorized committee or subcommittee thereof) may determine, will be validly issued, fully paid and nonassessable.

5.	The Warrants, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee or subcommittee thereof) may determine, will constitute valid and binding obligations of the Company.

6.	The Depositary Shares, upon receipt by the Company of such lawful consideration therefor as Company’s Board of Directors (or an authorized committee or subcommittee thereof) may determine, will be validly issued, and the depositary receipts representing the Depositary Shares will entitle the holders thereof to the rights specified therein and in the Deposit Agreement (as defined below) pursuant to which they are issued.

7.	The Purchase Contracts, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee or subcommittee thereof) may determine, will constitute valid and binding obligations of the Company.

8.	The Units, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee or subcommittee thereof) may determine, will constitute valid and binding obligations of the Company.

Westinghouse Air Brake Technologies Corporation

November 8, 2023

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Boards of Directors, Boards of Managers or Managing Member, as applicable (or an authorized committee or subcommittee thereof), of the Company and the Guarantors, the charter documents of the Company and the Guarantors, as applicable, and all applicable law; (iv) the Company and the Guarantors, as applicable, will issue and deliver the applicable Securities in the manner contemplated by the Registration Statement and any Securities that consist of shares of capital stock will have been authorized and reserved for issuance, in each case within the limits of the then-remaining authorized but unreserved and unissued amounts of such capital stock; (v) the resolutions authorizing the Company and the Guarantors, as applicable, to issue, offer and sell the Securities will have been adopted by the Boards of Directors, Boards of Managers or Managing Member, as applicable (or an authorized committee or subcommittee thereof) of the Company and the Guarantors and will be in full force and effect at all times at which the Securities are offered or sold by the Company and the Guarantors, and the Company and the Guarantors will take no action inconsistent with such resolutions; (vi) all Securities will be issued in compliance with applicable federal and state securities laws; and (vii) any Indenture, Warrant Agreement, Deposit Agreement, or Purchase Contract Agreement (each as defined below) and each Unit will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company and the Guarantors.

With respect to any Securities consisting of any series of Debt Securities, we have further assumed that (i) any Debt Securities and related Guarantees will be issued pursuant to: (a) the Indenture, dated as of August 8, 2013, by and between the Company and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, which is included as Exhibit 4.1 to the Registration Statement, as supplemented to date by any supplemental indenture included as an exhibit to the Registration Statement (the “Base Indenture”), (b) a senior debt indenture in the form of senior debt indenture included as Exhibit 4.21 to the Registration Statement (each a “Senior Debt Indenture”) or (c) a subordinated debt indenture in the form of subordinated debt indenture included as Exhibit 4.23 to the Registration Statement (each a “Subordinated Debt Indenture” and each of the Base Indenture, the Senior Debt Indenture and the Subordinated Debt Indenture, an “Indenture”), in each case as such indenture may hereafter be supplemented from time to time, among other things at the time of and in connection with the issuance of such Debt Securities; (ii) the Senior Debt Indenture and the Subordinated Debt Indenture will each have been qualified under the Trust Indenture Act of 1939; (iii) all terms of such Debt Securities and Guarantees not provided for in the applicable Indenture will have been established in accordance with the provisions of the applicable Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company, the Guarantors and the applicable trustee; and (iv) such Debt Securities and any related Guarantees will be executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture.

Westinghouse Air Brake Technologies Corporation

November 8, 2023

With respect to any Securities consisting of Preferred Stock, we have further assumed that the Company will issue and deliver the Preferred Stock being issued and delivered after the filing with the Secretary of State of the State of Delaware of a certificate of amendment to the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”), approved by us, establishing the designations, preferences and rights of the class or series of Preferred Stock being issued and delivered.

With respect to any Securities consisting of Warrants, we have further assumed that: (i) the warrant agreement, approved by us, relating to the Warrants (the “Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by the Company and the Warrant Agent and (ii) the Warrants will be authorized, executed and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement.

With respect to any Securities consisting of Depositary Shares, we have further assumed that the Depositary Shares will be: (i) issued and delivered after authorization, execution and delivery of the deposit agreement, approved by us (the “Deposit Agreement”) to be entered into between the Company and an entity selected by the Company to act as depositary (the “Depositary”) and (ii) issued after the Company deposits with the Depositary the Securities to be represented by such Depositary Shares that are authorized, validly issued, fully paid and nonassessable (to the extent applicable) or constitute a valid and binding obligation of the Company and the Guarantors (to the extent applicable) as contemplated by the Registration Statement and the Deposit Agreement.

With respect to any Securities consisting of Purchase Contracts, we have further assumed that: (i) the purchase contract agreement, approved by us, relating to the Purchase Contracts (the “Purchase Contract Agreement”) to be entered into between the Company and an entity selected by the Company to act as the purchase contract agent (the “Purchase Contract Agent”) will have been authorized, executed and delivered by Parker and the Purchase Contract Agent; and (ii) the Purchase Contracts will be authorized, executed and delivered by the Company and the Purchase Contract Agent in accordance with the provisions of the Purchase Contract Agreement.

Westinghouse Air Brake Technologies Corporation

November 8, 2023

With respect to any Securities consisting of Units, we have further assumed that each component of such Units will be authorized, validly issued, fully paid and nonassessable (to the extent applicable) and will constitute a valid and binding obligation of the Company and the Guarantors (to the extent applicable) as contemplated by the Registration Statement and the applicable unit agreement, if any.

For purposes of our opinions expressed herein, we have further assumed that (i) the Non-Covered Guarantor is, and will be at the time of issuance of any Guarantees of such Non-Covered Guarantor, a corporation existing and in good standing under the laws of the State of Nevada, (ii) the Guarantees of such Non-Covered Guarantor (A) will have been authorized by all necessary corporate action of the Non-Covered Guarantor, and (B) will have been executed and delivered by the Non-Covered Guarantor under the laws of the State of Nevada and (iii) the execution, delivery, performance and compliance with the terms and provisions of the Guarantees by the Non-Covered Guarantor will not violate or conflict with the laws of the State of Nevada, the terms and provisions of the organizational documents of the Non-Covered Guarantor, or any rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to the Non-Covered Guarantor under the State of Nevada.

Our opinions expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

For purposes of our opinions insofar as they relate to the Guarantors, we have assumed that the obligations of each Guarantor under the Guarantees will be at the time of issuance of any Guarantees, and would be deemed by a court of competent jurisdiction to be, in furtherance of its corporate or other entity purposes, or necessary or convenient to the conduct, promotion or attainment of the business of the respective Guarantor and will benefit the respective Guarantor, directly or indirectly.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company, the Guarantors and others. The opinions expressed herein are limited to the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the laws of the State of New York, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

Westinghouse Air Brake Technologies Corporation

November 8, 2023

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day

Annex A

Covered Guarantors

Name of Guarantor	Jurisdiction of Incorporation
GE Transportation, a Wabtec Company	Delaware
RFPC Holding Corp.	Delaware
Transportation IP Holdings, LLC	Delaware
Wabtec Components LLC	Delaware
Wabtec Holding, LLC	Delaware
Wabtec Railway Electronics Holdings, LLC	Delaware
Wabtec Transportation Systems, LLC	Delaware

Annex B

Non-Covered Guarantors

Name of Guarantor	Jurisdiction of Incorporation
Transportation Systems Services Operations Inc.	Nevada